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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
24/7 Real Media, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-118747, 333-112729, 333-111991, 333-109925, 333-108422, 333-106252, 333-100583, 333-89985, 333-47074, and 333-34020) on Form S-3 and (Nos. 333-122041, 333-100582, 333-87714, 333-83287, 333-66995, 333-56308, and 333-35306) on Form S-8 of 24/7 Real Media, Inc. of our report dated March 1, 2005, related to the consolidated balance sheets of 24/7 Real Media, Inc. and Subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the December 31, 2004 Annual Report on Form 10-K of 24/7 Real Media, Inc.

                      /s/ GOLDSTEIN GOLUB KESSLER LLP

New York, NY
March 16, 2005

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  EXHIBIT 23.1